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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                             ----------------------



                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of Earliest Event Reported): June 27, 1997


                                 WATERLINK, INC.
               (Exact Name of Registrant as Specified in Charter)



   Delaware                     1-13041                      34-1788678
(State or Other        (Commission File Number)    (IRS Employer Identification
Jurisdiction of                                                  No.)
Incorporation)


4100 Holiday Street, N.W., Suite 201, Canton, Ohio                    44718
(Address of Principal Executive Offices)                           (Zip Code)


       Registrant's telephone number, including area code: (330) 649-4000.



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Item 2.   Acquisition or Disposition of Assets.

          (a) On June 27, 1997 (the "Closing Date"), Waterlink, Inc. (the "Company") acquired all of the outstanding shares of capital stock of Bioclear Technology Inc. ("Bioclear") from its four shareholders (David Romanow, Joe Romanow, Brian Topnik and Robert Jenkyns) for an aggregate consideration consisting of (i) $20,000,000 (Canadian) in cash paid at the closing, (ii) $5,000,000 (Canadian) in shares of Common Stock of the Company, valued at its initial public offering price of $11.00 per share, paid at the closing, (iii) up to an additional $5,000,000 (Canadian) in cash payable with respect to periods ending in 1998, 1999 and 2000 pursuant to an earn-out provision and (iv) additional cash payable with respect to periods ending in 1999 and 2000 pursuant to certain additional purchase consideration provisions, all as set forth in the purchase agreement. Of the $20,000,000 (Canadian) in cash paid at the closing, $2,000,000 was paid into escrow to secure the sellers' indemnification obligations under the purchase agreement. The earn-out and additional purchase consideration provisions of the purchase agreement are based on Bioclear's earnings before interest and taxes, as adjusted in accordance with the purchase agreement, for the applicable periods. Under the earn out provision, the sellers would be entitled to a fixed percentage of such adjusted earnings in excess of an earnings target, with an aggregate maximum earn out payment of $5,000,000 (Canadian). Under the additional purchase consideration provisions, the sellers would be entitled to a smaller fixed percentage of such adjusted earnings in excess of a higher earnings target. Since such additional purchase consideration payments, if any, are based on a fixed percentage of such excess amount, there is no maximum amount for such payments.

          Also on the Closing Date, the Company, through one of its subsidiaries, purchased all of the outstanding shares of capital stock of Lanco Environmental Products, Inc ("Lanco") from its one shareholder (David
     M. Rice) for an aggregate purchase price of $2,200,000, paid in cash at the closing. Of this amount, $100,000 was paid into escrow to secure the seller's indemnification obligations under the purchase agreement.

          The purchase price for each of the acquisitions was established by the parties based on arms'-length negotiations. The Company used a portion of the proceeds from its initial public offering of its common stock, which also closed on the Closing Date, to finance the acquisitions.

          (b) The Company is an international provider of integrated water purification and wastewater treatment solutions, principally to industrial and municipal customers. Bioclear specializes in sequential batch reactor technology for the biological treatment of municipal and industrial wastewater. It also designs and builds wastewater treatment plants. Lanco fabricates a variety of plate and frame filter presses for dewatering wastewater sludge, inclined plate clarifiers for heavy metal removal, and dryers for metal finishing wastes. The Company intends to devote the assets of Bioclear and Lanco to these same purposes.





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Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

          (a) and (b) The financial statements required by this Item appear in the Company's Amendment No. 1 to Registration Statement on Form S-1 (Registration No. 333-25249), as filed on May 23, 1997, on pages F-3 through F-10 (unaudited pro forma consolidated financial data of the Company and Subsidiaries) and pages F-80 through F-97 (financial statements of Lanco and of Bioclear), which statements are incorporated herein by reference.

Item 7(c).  Exhibits.

     2.01 - Stock Purchase Agreement between Waterlink, Inc., and David Romanow, Joe Romanow, Brian Topnik and Robert Jenkyns dated as of April 15, 1997.

     2.02 - Stock Purchase Agreement between Great Lakes Environmental, Inc. and David M. Rice dated as of April 14, 1997 (filed as Exhibit
            10.23 to the Company's Amendment No. 1 to Registration Statement on Form S-1, filed May 23, 1997, Registration No. 333-25249, (the "Registration Statement") and incorporated herein by reference).

     23.01  -Consent of Plante & Moran, LLP.

     23.02  -Consent of Ernst & Young.

     99.01 -Unaudited Pro Forma Consolidated Financial Data of Waterlink, Inc. and Subsidiaries (which appeared in the Registration Statement, to the extent incorporated herein by reference).

     99.02 -Financial Statements of Lanco Environmental Products, Inc. (which appeared in the Registration Statement, to the extent incorporated herein by reference).

     99.03 -Financial Statements of Bioclear Technology Inc. (which appeared in the Registration Statement, to the extent incorporated herein by reference).

                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    WATERLINK, INC.



Dated: July 9, 1997           By:  /s/ Michael J. Vantusko
                                   --------------------------------------------
                                   Michael J. Vantusko, Chief Financial Officer


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                                INDEX TO EXHIBITS
                                -----------------

                                    FORM 8-K


EXHIBIT NUMBER                            DESCRIPTION
--------------                            -----------

2.01 Stock Purchase Agreement between Waterlink, Inc., and David Romanow, Joe Romanow, Brian Topnik and Robert Jenkyns dated as of April 15, 1997.

2.02           Stock Purchase Agreement between Great Lakes Environmental, Inc.
               and David M. Rice dated as of April 14, 1997 (filed as Exhibit
               10.23 to the Company's Amendment No. 1 to Registration Statement on Form S-1, filed May 23, 1997, Registration No. 333-25249, (the "Registration Statement") and incorporated herein by reference).

23.01          Consent of Plante & Moran, LLP.

23.02          Consent of Ernst & Young.

99.01 Unaudited Pro Forma Consolidated Financial Data of Waterlink, Inc. and Subsidiaries (which appeared in the Registration Statement, to the extent incorporated herein by reference).

99.02          Financial Statements of Lanco Environmental Products, Inc.
               (which appeared in the Registration Statement, to the extent incorporated herein by reference).

99.03 Financial Statements of Bioclear Technology Inc. (which appeared in the Registration Statement, to the extent incorporated herein by reference).